Exhibit 10.17
                                  AMENDMENT #3

                            YAHOO, INC. - E-LOAN INC.

                                LICENSE AGREEMENT

         This Amendment #3 ("Amendment #3 ") is entered into as of May 24, 2000 (the "Effective Date") between Yahoo! Inc., a Delaware corporation ("Yahoo") and E-LOAN Inc., a California corporation ("E-Loan") and amends the License Agreement entered into between Yahoo and E-Loan with a Launch Date of March 1, 1999 as subsequently amended by the parties (the License Agreement and all amendments are collectively referred to herein as the "Agreement").

         For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and E-Loan hereby agree to amend and make certain other changes to the Agreement as follows:

1. E-Loan will continue to make the payments specified in Section 4.1 of the Agreement on the schedule set forth below. The first payment is for the payment due on May 1, 2000 that is outstanding under the Agreement.

                  DATE                                        PAYMENT
                  ---------------------------------------------------
                  On or before the Effective Date             $[*]
                  June 1, 2000                                $[*]
                  July 1, 2000                                $[*]
2. On or before July 21, 2000 (ten (10) days prior to the expiration of ninety
(90) days from May 1, 2000), Yahoo will either (a) provide E-Loan with written notice of termination of the Agreement or (b) present to E-Loan new pricing and other terms for an agreement where E-Loan will be placed in the Yahoo Loan Center on a non-exclusive basis.

3. In the event that Yahoo elects to provide notice of termination under clause
(a) above, the Agreement will automatically terminate on July 31, 2000 and E-Loan will pay to Yahoo a termination fee equal to one hundred thousand dollars ($100,000) (the "Termination Fee") on July 31, 2000. 4. In the event that Yahoo elects to present E-Loan with new terms under clause (b) above, the parties agree to negotiate in good faith the pricing and other terms at that time but in no event will the pricing terms exceed a slotting fee equal to [*] dollars ($[*]) plus a mutually agreed upon Click-through Fee for the remainder of the Subsequent Term. If the parties cannot agree upon new pricing and other terms for the Subsequent Term within ten (10) days from the date Yahoo presents the new terms to E-Loan, then the Agreement will automatically terminate on July 31, 2000 and E-Loan will pay the Termination Fee to Yahoo on July 31, 2000.

5. In addition, Yahoo will have the right to terminate this Agreement at any time after July 31, 2000 with or without cause and without penalty of any kind to Yahoo even if the

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                                                                   Exhibit 10.17

parties reach an agreement under Section 4 above regarding E-Loan's non-exclusive placement in the Yahoo Loan Center during the Subsequent Term. The Agreement will terminate ten (10) days after the date of written notice to E-Loan. In the event that Yahoo terminates the Agreement after July 31, 2000 under this paragraph 5, then E-Loan will not be obligated to pay Yahoo the Termination Fee.

6. The parties agree that if Yahoo elects to provide notice of termination as described in this Amendment #3, then the Agreement will terminate without liability or penalty to either party (except for the Termination Fee payable by E-Loan). Upon such termination, each party will be relieved of its obligations set forth in the Agreement except for those provisions of the Agreement that expressly survive termination and except that E-Loan will pay Yahoo all amounts owed by E-Loan prior to the date of termination.

7. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms. Unless otherwise specified, all defined terms used in this Amendment # 3 shall have the meanings ascribed to them in the Agreement.

8. This Amendment #3 has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.



YAHOO! INC.                      E-LOAN INC.

By: /S/ ILLEGIBLE                By: /S/ DOUG GALEN
   ---------------------------      ---------------------------

Name:                            Name: DOUG GALEN
   ---------------------------      ---------------------------

Title:                           Title: VP BUSINESS DEVELOPMENT
   ---------------------------      ---------------------------
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